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                                                                    EXHIBIT 32.1

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report on Form 10-Q of PerkinElmer, Inc. (the "Company") for the period ended June 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, Gregory L. Summe, Chairman of the Board, Chief Executive Officer and President of the Company, and Robert F. Friel, Senior Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, that:

     (1) Based on my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) Based on my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 13, 2003
                                        /s/ Gregory L. Summe
                                        ---------------------------------------
                                        Gregory L. Summe
                                        Chairman of the Board,
                                        Chief Executive Officer and President


Dated: August 13, 2003
                                        /s/ Robert F. Friel
                                        ---------------------------------------
                                        Robert F. Friel
                                        Senior Vice President
                                        and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to PerkinElmer, Inc. and will be retained by PerkinElmer, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.